                                                                    EXHIBIT 10.3





                          BUZZTIME ENTERTAINMENT, INC.

                               SERIES A PREFERRED

                            STOCK PURCHASE AGREEMENT

                                  JUNE 8, 2001



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                                TABLE OF CONTENTS

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
ARTICLE 1         Purchase and Sale of Stock.....................................................................1

         1.1      Sale and Issuance of Series A Stock and Warrants...............................................1

         1.2      Closing........................................................................................1

ARTICLE 2         Representations, Warranties and Covenants of the Company and NTN...............................2

         2.1      Organization, Good Standing and Qualification..................................................2

         2.2      Capitalization and Voting Rights...............................................................2

                  2.2.1    Preferred Stock.......................................................................2

                  2.2.2    Common Stock..........................................................................2

                  2.2.3    Other Capitalization..................................................................2

         2.3      Subsidiaries...................................................................................2

         2.4      Authorization..................................................................................3

         2.5      Valid Issuance of Preferred Stock and Conversion Shares........................................3

         2.6      Litigation.....................................................................................3

         2.7      Patents and Trademarks.........................................................................4

         2.8      Compliance with Other Instruments..............................................................4

         2.9      Agreements; Action.............................................................................4

                  2.9.1    Affiliate Agreements..................................................................4

                  2.9.2    Material Agreements...................................................................4

                  2.9.3    Indebtedness..........................................................................5

                  2.9.4    Liabilities...........................................................................5

         2.10     Permits........................................................................................5

         2.11     Registration Rights............................................................................5

         2.12     Employees......................................................................................5

         2.13     Offering.......................................................................................6

         2.14     Title to Property and Assets...................................................................6

         2.15     Taxes..........................................................................................6

         2.16     Full Disclosure................................................................................6

         2.17     Financial Statements...........................................................................7

         2.18     Corporate Documents............................................................................7

ARTICLE 3         Representations, Warranties and Covenants of the Investors.....................................7

         3.1      Authorization..................................................................................7

         3.2      Purchase Entirely for Own Account..............................................................7
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
         3.3      Disclosure of Information......................................................................7

         3.4      Investor Can Protect Its Interest and Bear Economic Risk.......................................8

         3.5      Accredited Investor............................................................................8

         3.6      Restricted Securities..........................................................................8

         3.7      Further Limitations on Disposition.............................................................8

         3.8      Legends........................................................................................8

         3.9      Residence......................................................................................9

         3.10     Use of Proceeds................................................................................9

ARTICLE 4         Conditions to Investors' Obligations at Closing................................................9

         4.1      Representations and Warranties.................................................................9

         4.2      Filing of Certificate of Designation...........................................................9

         4.3      Proceedings and Documents......................................................................9

         4.4      Performance....................................................................................9

         4.5      Consents.......................................................................................9

         4.6      Execution......................................................................................9

ARTICLE 5         Conditions to the Company's Obligations at Closing............................................10

         5.1      Representations and Warranties................................................................10

         5.2      Payment of Purchase Price.....................................................................10

         5.3      Performance...................................................................................10

         5.4      Consents......................................................................................10

         5.5      Execution.....................................................................................10

ARTICLE 6         Miscellaneous.................................................................................10

         6.1      Survival of Warranties........................................................................10

         6.2      Successors and Assigns........................................................................10

         6.3      Governing Law.................................................................................10

         6.4      Counterparts..................................................................................10

         6.5      Titles and Subtitles..........................................................................11

         6.6      Notices.......................................................................................11

         6.7      Amendments and Waivers........................................................................11

         6.8      Severability..................................................................................11

         6.9      Entire Agreement..............................................................................11

         6.10     Further Assurances............................................................................11

         6.11     No Presumption................................................................................11

         6.12     Third Party Beneficiaries.....................................................................12

         6.13     Knowledge.....................................................................................12


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SCHEDULES

Schedule 1:    Schedule of Exceptions

EXHIBITS

Exhibit A:     Certificate of Designation
Exhibit B:     Investors' Rights Agreement
Exhibit C:     Exchange Agreement
Exhibit D:     Warrant Agreement




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


                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of June 8, 2001, by and among BUZZTIME ENTERTAINMENT, INC., a Delaware corporation (the "COMPANY"), NTN COMMUNICATIONS, INC., a Delaware corporation ("NTN"), and SCIENTIFIC-ATLANTA STRATEGIC INVESTMENTS, L.L.C., a Delaware limited liability company (the "INVESTOR") and an indirect wholly-owned subsidiary of Scientific-Atlanta, Inc.

                                    RECITALS

A. The Company has authorized the issuance and sale of an aggregate of up to 636,943 shares of its Series A Preferred Stock (the "SERIES A STOCK"). The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Certificate of Designation of Series A Preferred Stock in the form attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATION").

B. The Investor desires to purchase the Series A Stock on the terms and conditions set forth herein.

C. The Company desires to issue and sell the Series A Stock to the Investor on the terms and conditions set forth in this Agreement, that certain Investors' Rights Agreement dated as of the date hereof, by and between the Company and the Investor in the form of which is attached hereto as Exhibit B (the "INVESTORS' RIGHTS AGREEMENT"), and that certain Right of First Refusal and Exchange Agreement dated as of the date hereof, by and among the Company, the Investor and NTN, the form of which is attached hereto as Exhibit C (the "EXCHANGE AGREEMENT").

D. The Company also desires to issue and sell to the Investor warrants to purchase up to 159,236 shares of Series A Stock (the "WARRANTS") pursuant to that certain Warrant Agreement, dated as of the date hereof, by and between the Company and Investor in the form attached hereto as Exhibit D (the "WARRANT Agreement"). The Investors' Rights Agreement, the Exchange Agreement and the Warrant Agreement are collectively referred to herein as the "RELATED AGREEMENTS."

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE 1
                           PURCHASE AND SALE OF STOCK

1.1 SALE AND ISSUANCE OF SERIES A STOCK AND WARRANTS. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, 636,943 shares of Series A Stock for the purchase price of $1.57 per share and Warrants for the purchase of 159,236 shares of Series A Stock.

1.2 CLOSING. The purchase and sale of the Series A Stock shall take place at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, at 10:00 A.M. California time, on the date hereof, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "CLOSING"). At the Closing, the Company shall deliver to the Investor a stock certificate representing 636,943 shares of Series A Stock and Warrants for the purchase of 159,236 shares of

         Series A Stock that the Investor is purchasing against payment of the purchase price of $1 million therefor by check or wire transfer to an account specified by the Company.

                                   ARTICLE 2
        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND NTN

         The Company and NTN hereby represent, warrant and covenant to the Investor that, except as set forth on a Schedule of Exceptions attached hereto as Schedule 1 (the "SCHEDULE OF EXCEPTIONS") or in NTN's SEC Documents (as defined in Section 2.16):

2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and NTN is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease, license, and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement and the Related Agreements, to issue and sell the Series A Stock and the Warrants, the shares of Series A Stock issuable upon exercise of the Warrants and the shares of Common Stock issuable upon conversion of the Series A Stock (the "CONVERSION SHARES") and to perform its obligations under this Agreement and the Related Agreements. Each of the Company and NTN is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse consequence on the business, properties, assets, results of operations, or condition (financial or otherwise) of the Company or NTN, each taken as a whole (a "MATERIAL ADVERSE EFFECT").

2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists of or will consist of prior to the Closing:

         2.2.1 PREFERRED STOCK. 2,000,000 shares of preferred stock (the "PREFERRED STOCK"), 796,179 of which have been designated Series A Preferred Stock, none of which are issued and outstanding, and up to all of which may be sold pursuant to this Agreement. There are no shares of undesignated preferred stock authorized, issued or outstanding immediately prior to Closing.

         2.2.2 COMMON STOCK. 20,000,000 shares of common stock ("COMMON STOCK"), of which 9,978,774 shares are issued and outstanding. The outstanding shares of Common Stock are all owned by NTN, are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any relevant state securities laws or pursuant to valid exemptions therefrom.

         2.2.3 OTHER CAPITALIZATION. Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in the Related Agreements or (C) the Warrants, there are not outstanding any options, warrants, rights (including conversion or preemptive rights or rights of first refusal), proxy or shareholder agreement or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any stock appreciation rights or similar rights. The Company has reserved an additional 120,000 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Company's 2001 Stock Option Plan (the "OPTION Plan").

2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4 AUTHORIZATION. All corporate action on the part of the Company, NTN and the officers, directors and stockholders of the Company and NTN necessary for the authorization, execution and delivery of this Agreement and the Related Agreements, the performance of all obligations of the Company and NTN hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Stock and the Warrants being sold hereunder and the Conversion Shares and the shares of NTN common stock issuable upon the exchange of the Series A Stock (the "NTN SHARES") have been taken or will be taken prior to the Closing, and this Agreement and the Related Agreements constitute valid and legally binding obligations of the Company and NTN, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

2.5 VALID ISSUANCE OF PREFERRED STOCK AND CONVERSION SHARES. The Series A Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement and the Warrant Agreement for the consideration expressed herein and therein, will be duly and validly issued, fully paid and nonassessable, and will be free of liens, charges, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement and the Exchange Agreement and under applicable state and federal securities laws. The shares of Series A Stock issuable upon exercise of the Warrants have been duly and validly reserved for issuance. The Conversion Shares purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable and will be free of liens, charges, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement and the Exchange Agreement and under applicable state and federal securities laws. NTN agrees to keep reserved for issuance at all times the number of shares of NTN common stock it reasonably believes that the Company's shares held by Investor would be exchangeable into NTN Shares under the Exchange Agreement; provided, that if such number of NTN Shares exceeds the number of unissued and unreserved shares of NTN common stock, then NTN shall reserve for issuance of the NTN Shares the maximum number of shares available and NTN shall use its best efforts to obtain stockholder approval, if required, to increase the authorized number of shares of NTN common stock to a number sufficient to reserve for issuance all of the NTN Shares. Upon issuance in accordance with the terms of the Exchange Agreement, the NTN Shares will be duly and validly issued, fully paid and nonassessable and will be free of liens, charges, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement and the Exchange Agreement and under applicable state and federal securities laws.

2.6 LITIGATION. There is no action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or NTN (i) that questions the validity of this Agreement and the Related Agreements, (ii) that questions the right of the Company or NTN to enter into any of such agreements or to consummate the transactions contemplated hereby or thereby or (iii) to the knowledge of the Company or NTN, against any officer, director or employee of the Company or NTN in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or NTN, or (iv) that might result, either individually or in the aggregate, in any Material Adverse Effect on the Company or NTN. The foregoing includes, but is not limited to, actions pending or threatened (or any basis therefor known to the Company or NTN) involving prior employment of any of the employees of the Company or NTN, their use in connection with the Company's business of any information,




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

         techniques or other know-how allegedly proprietary to any of their former employers or other third parties, or their obligations under any agreements with any former employers or other third parties. There is no action, suit, proceeding or investigation by the Company or NTN currently pending or that the Company or NTN intends to initiate.

2.7 PATENTS AND TRADEMARKS. Each of the Company and NTN has sufficient title to and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, and legally-protectable proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding liens, options, licenses or agreements of any kind relating to the foregoing, nor are the Company and NTN bound by or a party to any liens, options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company and NTN have not received any communications alleging that the Company or NTN has violated or, by conducting its business as proposed, would violate, the proprietary or intellectual property rights of any other person or entity nor, to the knowledge of the Company and NTN, is there any basis therefor. To the knowledge of the Company and NTN, there is no violation or infringement by a third party of any of the licenses, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of the Company and NTN. The Company, not NTN nor any third party, owns all of the intellectual property related to the trivia libraries in SECTION 2.7 of the Schedule of Exceptions.

2.8 COMPLIANCE WITH OTHER INSTRUMENTS. Each of the Company and NTN is not, and will not by virtue of entering into, delivering, and performing this Agreement and the Related Agreements and consummating the transactions contemplated hereunder and thereunder be (with or without the passage of time or giving of notice), in violation or default (i) of any provision of its certificate of incorporation or bylaws or any judgment, decree, order, or writ applicable to the Company or NTN, or
         (ii) of any instrument, mortgage, indenture, agreement or contract to which it is a party or by which it is bound or (iii) to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company or NTN, except in the case of (ii) and (iii) above for any violation or default that is not and will not, either individually or in the aggregate, have a Material Adverse Effect on the Company or NTN. To the knowledge of the Company and NTN, the Company and NTN have avoided every condition, and have not performed any act, the occurrence of which would result in the loss of any right granted under any license, distribution agreement or other agreement of the Company or NTN that, individually or in the aggregate, would have a Material Adverse Effect on the Company or NTN.

2.9      AGREEMENTS; ACTION.

         2.9.1 AFFILIATE AGREEMENTS. Except for agreements explicitly contemplated hereby or listed on SECTION 2.9.1 of the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, or affiliates.

         2.9.2 MATERIAL AGREEMENTS. Except as set forth on SECTION 2.9.2 of the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of or payments to or by the Company individually in excess of $50,000 over the next twelve months, in each case which cannot be cancelled by the Company without penalty on no more than 60 days' notice, (ii) the license of any patent, copyright, trade secret or other

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                  proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services.

         2.9.3 INDEBTEDNESS. Except as set forth on SECTION 2.9.3 of the Schedule of Exceptions, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock,
                  (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, which is currently outstanding, (iii) made any loans or advances to any person (that remain outstanding as of the date hereof), other than advances in the ordinary course of business, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For purposes of SECTIONS 2.9.2 and 2.9.3, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such Sections.

         2.9.4 LIABILITIES. Except as set forth on SECTION 2.9.4 of the Schedule of Exceptions, to the Company's knowledge, the Company has no material contingent liabilities, except liabilities incurred in the ordinary course of business that have not been, either in any individual case or in the aggregate, materially adverse to the Company.

2.10 PERMITS. The Company and NTN have all franchises, permits, certificates, licenses and any similar authority necessary for the conduct of their businesses as now being conducted by them, the lack of which would have a Material Adverse Effect. The Company and NTN are not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.11 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, to any person or entity.

2.12 EMPLOYEES. Each employee, officer and consultant of the Company and NTN has executed an inventions and confidentiality agreement. No employee, officer or consultant of the Company and NTN has excluded work or inventions made prior to such person's employment or contracting with the Company or NTN from his or her assignment of inventions pursuant to such inventions and confidentiality agreement. Each of the Company and NTN does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any such person made prior to such person's employment or contracting by the Company or NTN, except for inventions, trade secrets or proprietary information that have been assigned to the Company or NTN. The Company and NTN are not aware that any of their employees, officers or consultants are in violation of the confidentiality agreements, and the Company and NTN will use reasonable efforts to prevent any violation thereof. Except as set forth on SECTION 2.12 of the Schedule of Exceptions, neither the Company nor NTN has any employment agreements with any of its employees. There is no strike or other labor dispute involving the Company or NTN pending, or, to the knowledge of the Company or NTN, threatened, that could have a Material Adverse Effect. Neither NTN nor the Company has any collective bargaining agreement covering any of its employees. To the knowledge of the Company and NTN, no employee of the Company or NTN, nor any consultant with whom the Company or NTN has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any other agreement, license, covenant or commitment of any nature, or any judgment, decree or order of any court or administrative agency, relating to the right of any such individual to be employed by, or to contract with, the Company or NTN or would because of the nature of the business to be conducted by the Company or NTN, and to the knowledge of the Company and NTN, the continued employment by the Company and NTN of their present employees, the performance of the Company's and NTN's contracts with its independent contractors, and the execution and delivery of this Agreement and the Related Agreements will not result in any such violation. Except as set forth on SECTION 2.12 of the Schedule of Exceptions, no employee of the Company or NTN has been granted the right to continued employment by the Company or NTN or to any material compensation following termination of employment with the Company or NTN. To the knowledge of the Company and NTN, no officer, key employee or group of employees intends to terminate his, her or their employment with the Company or NTN, and the Company and NTN do not have a present intention to terminate the employment of any officer, key employee or group of employees.

2.13     OFFERING. Subject to the accuracy of the Investor's representations in
         SECTION 3 and in responses to the Company's inquiries, the offer, sale and issuance of the Series A Stock and Warrants to be issued in conformity with the terms of this Agreement and the issuance of the Conversion Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

2.14 TITLE TO PROPERTY AND ASSETS. Each of the Company and NTN has good and marketable title to all of its assets free and clear of all liens and encumbrances, except such liens and encumbrances that arise in the ordinary course of business and do not materially impair the Company's or NTN's ownership or use of such property or assets. All leases pursuant to which the Company or NTN leases real or personal property are valid and effective in accordance with their respective terms and, to the knowledge of the Company and NTN, there exists no default or other occurrence or condition that could result in a default or termination of any such lease.

2.15 TAXES. Each of the Company and NTN has timely filed, or caused to be timely filed, all federal, state and local tax returns for income taxes, franchise taxes, sales taxes, withholding taxes, property taxes and, to the Company's knowledge, all other taxes of every kind whatsoever required by law to be filed, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. All such tax returns are complete and accurate and in accordance with all legal requirements applicable thereto. To the knowledge of the Company and NTN there are no additional tax liabilities, deficiencies or proposed adjustments for any period for which any such returns have been filed that would have a Material Adverse Effect on either the Company or NTN. Each of the Company and NTN has made adequate provision for taxes due or accrued as of the date hereof.

2.16 FULL DISCLOSURE. The Company and NTN have provided the Investor with all information requested by the Investor in connection with their decision to purchase the Series A Stock and the Warrants and have made available all reports, schedules, forms, statements and other documents required to be filed by NTN with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "SEC DOCUMENTS"). Neither this Agreement, the Related Agreements (and exhibits and schedules thereto), the SEC Documents or the documents listed in Section 2.16 of the Schedule of Exceptions, which have been delivered or made available by the Company and NTN to Investor or its attorneys or agents in connection with the transactions contemplated hereby or thereby, when read together, contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

2.17 FINANCIAL STATEMENTS. The Company has delivered to Investor an unaudited balance sheet as of March 31, 2001 (the "BALANCE SHEET"). The Company has also delivered to Investor an unaudited statement of operations for the three month period ending March 31, 2001 and twelve month period ending December 31, 2000 (the "STATEMENT OF OPERATIONS"), an unaudited statement of cash flows for the three month period ending March 31, 2001 and the twelve month period ending December 31, 2000, and a financial forecast through May 31, 2002. The Balance Sheet and the Statement of Operations fairly present the financial condition and operating results of the Company as of that date and for the period ended. Except as set forth in the Balance Sheet, the Company has no material liabilities, contingent or otherwise, and there has not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Balance Sheet, except for (a) liabilities or changes incurred in the ordinary course of business that are not, in the aggregate, material to the financial condition or operating results of the Company and (b) liabilities owed to counsel for fees and disbursements incurred in connection with the transactions contemplated by this Agreement.

2.18 CORPORATE DOCUMENTS. The certificates of incorporation and bylaws of the Company and NTN are in the form made available to the Investor. The copy of the minute books of the Company made available to Investor contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by directors (and any committees thereof) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects. The Company and NTN have provided Investor with all written agreements between the Company and NTN, and such agreements have not been amended or modified.

                                   ARTICLE 3
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS

         Each Investor hereby represents, warrants and covenants that:

3.1 AUTHORIZATION. The Investor has full power, authority and capacity to enter into this Agreement and the Related Agreements to which it is a party, and each such agreement constitutes its valid and legally binding obligation, enforceable against such Investor in accordance with its terms.

3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Series A Stock and the Warrants and the Conversion Shares (collectively, the "SECURITIES") to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in or otherwise distributing the same in violation of any applicable federal or any applicable state securities laws. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such party or to any third party with respect to any of the Securities. Investor has not seen or received any advertisement or general solicitation with respect to the Securities.

3.3 DISCLOSURE OF INFORMATION. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

3.4 INVESTOR CAN PROTECT ITS INTEREST AND BEAR ECONOMIC RISK. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Investor also represents it has not been organized for the purpose of acquiring the Securities. Investor acknowledges that it must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act or an exemption from registration is available. Investor also understands that there is no assurance that any exemption from registration under the Securities Act will ever be available and that, even if available, such exemption may not allow Investor to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Investor might propose.

3.5 ACCREDITED INVESTOR. Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as then in effect.

3.6 RESTRICTED SECURITIES. Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as then in effect, understands the resale limitations imposed thereby and by the Securities Act, and understands that the Securities may not currently be resold in reliance upon SEC Rule 144.

3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities, except to an affiliate of Investor, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this SECTION 3 and by the Investors' Rights Agreement to the extent this SECTION 3 and such agreement are then applicable, and:

         (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

3.8 LEGENDS. The certificates evidencing the Securities may bear a legend substantially similar to the following:

         (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF DELAWARE, CALIFORNIA OR ANY OTHER STATE. THEY MAY NOT BE SOLD, OFFERED

                  FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION OR QUALIFICATION UNDER SUCH FEDERAL AND STATE LAWS OR, IF REQUESTED, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

3.9 RESIDENCE. The office of Investor in which its investment decision was made is located at the address of Investor set forth on the signature page hereto.

3.10 USE OF PROCEEDS. The net proceeds from this sale of Series A Stock shall not be used to pay any expenses or costs that are not related to the development of the application being developed or the fulfillment of the Company's obligations under the Development, License and Marketing Agreement, dated the date hereof, by and between the Company and Scientific-Atlanta, Inc.

                                   ARTICLE 4
                 CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING

         The obligations of Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Company, the waiver of which shall not be effective against the Investor unless in writing and signed on Investor's behalf:

4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects, in each case as though made on and as of the date of the Closing (except for such representations and warranties made as of a specific date, which must be true and correct as of such date) with the same force and effect as though made on and as of such date.

4.2 FILING OF CERTIFICATE OF DESIGNATION. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.

4.3 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

4.4 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.5 CONSENTS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

4.6 EXECUTION. This Agreement and the Related Agreements shall have been executed and delivered by the parties thereto.

                                   ARTICLE 5
               CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING

         The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor, the waiver of which shall not be effective against the Company unless in writing and signed on behalf of the Company:

5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor contained in SECTION 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2 PAYMENT OF PURCHASE PRICE. Investor shall have delivered the purchase price specified in Section 1.2.

5.3 PERFORMANCE. Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Investor on or before the Closing.

5.4 CONSENTS. Investor shall have obtained any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

5.5 EXECUTION. This Agreement and the Related Agreements shall have been executed and delivered by the parties thereto.

                                   ARTICLE 6
                                  MISCELLANEOUS

6.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor or the Company. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the actions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

6.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities).

6.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California without regard to laws of the State of California directing the application of the laws of another jurisdiction. The parties consent to the jurisdiction of all federal and state courts in California.

6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature page shall be deemed an original.

6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 NOTICES. All notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered (i) in person; (ii) by registered or certified mail, postage prepaid, return receipt requested; or (iii) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee. Notices are deemed delivered when actually delivered to the address for notices. Notices must be given to parties at the address set forth on the signature page below, although any party may furnish, from time to time, other addresses for notices to it.

6.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities and the Company.

6.8 SEVERABILITY. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement will not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof will be declared invalid or unenforceable, the remaining provisions will remain in full force and effect and will be construed in the broadest possible manner to effectuate the purposes hereof. If it is determined by a court of competent jurisdiction in any state that any restriction in this
         Section is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

6.9 ENTIRE AGREEMENT. This Agreement (together with its Exhibits and other documents referred to herein) is the complete and exclusive statement of agreement and understanding of the parties with respect to matters in this Agreement and is a complete and exclusive statement of the terms and conditions thereof. This Agreement replaces and supersedes all prior written or oral agreements, statements, correspondence, negotiations and understandings by and among the parties with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Agreement is binding on the parties.

6.10 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties, to take such actions, to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

6.11 NO PRESUMPTION. The parties acknowledge that each party has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including without limitation Section 1654 of the California Civil Code or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this

         Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

6.12 THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assignees, if any, any rights, obligations, or liabilities under or by reason of this Agreement.

6.13 KNOWLEDGE. For purposes of this Agreement, the term "knowledge of the Company and NTN" or similar terms shall mean the actual knowledge of Stanley B. Kinsey or V. Tyrone Lam.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                          THE COMPANY

                          BUZZTIME ENTERTAINMENT, INC.


                               By:                /s/ V. Tyrone Lam
                                        ----------------------------------------
                               Name:    V. Tyrone Lam
                               Title:   President
                               Address: The Campus - 5966 La Place Court
                                        Carlsbad, California  92008
                               Phone:
                               Fax:



                            NTN

                            NTN COMMUNICATIONS, INC.


                               By:            /s/ Stanley B. Kinsey
                                        ----------------------------------------
                               Name:    Stanley B. Kinsey
                               Title:   Chairman and Chief Executive Officer
                               Address: The Campus - 5966 La Place Court
                                        Carlsbad, California  92008
                               Phone:
                               Fax:



                            INVESTOR

                            SCIENTIFIC-ATLANTA STRATEGIC INVESTMENTS, L.L.C.


                               By:             /s/ Wallace G. Haislip
                                        ----------------------------------------
                               Name:    Wallace G. Haislip
                               Title:   President
                               Address: 5030 Sugarloaf Parkway
                                        Lawrenceville, Georgia  30044
                               Phone:
                               Fax:



                                      S-1   Signature Page to Purchase Agreement

                                   SCHEDULE 1

                             SCHEDULE OF EXCEPTIONS

2.7      BUZZTIME INTELLECTUAL PROPERTY

         Registered Trademarks:
         Abused News(R)
         Brain Buster(R)
         Countdown(R)
         HIT(R)
         Hoops(R)
         Link Up Live And Play The World(R)
         Nightside(R)
         QB1(R)
         Showdown(R)
         Sports Trivia(R)
         Sports Trivia Challenge(R)
         Triviaoke(R)
         Undercover(R)
         Uppercut(R)
         Viewer's Revue(R)

         Pending Trademarks:
         Buzztime(TM)
         Fling(TM)
         I-mercial(TM)
         Kids Only Trivia(TM)
         LiveSports(TM)/LivesSports.com(TM)
         National Trivia League(TM)
         National Trivia Network(TM)
         Predict the Play(TM)
         Public Portal(TM)/PublicPortal.com(TM)
         The World is Your Game Show(TM)
         Trivia Network(TM)/TriviaNetwork.neT(TM)
         Spotlight(TM)
         World Trivia League(TM)

         Pending Trademarks, Canada:
         Abused News
         Fling
         National Trivia League
         World Trivia League
         The World is Your Game Show
         Predict the Play

         Registered Copyrights:
         Football Challenge
         Passport
         Playback
         QB1

         Showdown
         Sports Trivia
         Spotlight
         Survivor
         Wipeout

         Registered Domain Names:
         BigTrivia.com                   BigTrivia.net
         BigTriviaShow.com               BigTriviaShow.net
         BuzzTime.com                    BuzzTime.net
         BuzzTimeGames.net               BuzzTimeGames.com
         BuzzTimeKids.net                BuzzTimeKids.com
         BuzzTimeNetwork.com             BuzzTimeNetwork.net
         BuzzTimeSports.com              BuzzTimeSports.net
         BuzzTimeTrivia.com              BuzzTimeTrivia.net
         BuzzTimeTV.net                  BuzzTimeTV.com
         I-mercial.com
         LiveSports.com
         NationalTriviaLeague.com        NationalTriviaLeague.net
         NationalTriviaNetwork.com
         PlayAlongSports.com             PlayAlongSports.net
         PlayTV.net
         QB1.com
         TheTriviaNetwork.net            TriviaNetwork.net
         WorldTriviaLeague.com           WorldTriviaLeague.net


         Trivia Game Show Library(1)      Interactive Play-Along Sports Games(1)

         Premium trivia games:            QB1(R)
         fling(TM)                        Hoops(R)
         Passport(TM)                     Predict the Play(TM)applications
         Playback(TM)                     Brackets(TM)
         Showdown(R)                      Football Challenge(TM)
         SportsIQ(TM)                     Survivor(TM)
         SportsTriviaChallenge(R)         Uppercut(R)
         Spotlight(TM)
         Glory Daze(TM)

--------

         (1) Includes all formats, text, graphics, related software and applicable copyrights, trademarks and other intellectual property.

         Trivia Games(1):                 Interactive Polling Applications(1):
         BrainBuster(R)                   Awards Shows
         Countdown(R)                     Play-Along Game Shows
         Topix(TM)                        Viewer Polling
         Wipeout(TM)                      Ad Polls (viewers voting for favorite
         Nightside(R)                       ads)
         SportsTrivia(R)
         Retroactive(TM)
         Football Weekend Roundup(TM)
         Abused News(R)
         Appeteasers(TM)
         Jukebox(TM)
         Triviaoke(R)
         Undercover(R)
         Viewer's Revue(R)

         Trivia Game Content Database:

         All multi-player interactive trivia games composed of questions, multiple choice answers, clues, facts and other information tied to the game. Also included are player information, ranking information, promotion and competition information.

         Trivia Database Technology

         The Trivia Database Technology is a collection of hardware and software that provide for management of the Database of Trivia content owned by BUZZTIME. This Technology includes, but is not limited to, the collection, creation, editing, indexing, categorization, storage, retrieval and distribution of the BUZZTIME and, optionally, 3rd Party Trivia content.

         Broadcast Director Referee Capability (cross licensed)

         This is a discrete set of functionality, cross licensed from NTN, that allows for the recording of live event data in programs produced by BUZZTIME for NTN.

         Game Server Technology

         The Game Technology is a collection of hardware and software, executing at either a BUZZTIME or 3rd Party location. It's overall purpose is to reduce load on head-end systems and smooth cable system execution differences. The technology is responsible for question and answer packaging, messaging and processing select commands, compiling local and global scoring and ranking statistics and is primarily responsible for maintaining iTV player connections, and interpreting user input.

         Production Tools

         BUZZTIME's Production Tools are software that enable the ability to synchronize an interactive trivia or sports game to a live event broadcast. The main functions include but are not limited to:


--------

         (1) Includes all formats, text, graphics, related software and applicable copyrights, trademarks and other intellectual property.

         o        Triggering events and lockouts

         o        Serving advertisements

         o        Opening and close virtual stadiums

         o        Selecting random players for real time bonus events

         Reporting Tools

         BUZZTIME has developed and owns a set of web-based reporting tools, that are utilized by the Company and 3rd Parties. These tools report usage statistics for each distribution platform.

         BUZZTIME Web Technology

         BUZZTIME's Web Technology is a suite of fulfillment, personalization and rewards engines designed to be integrated in to BUZZTIME.com. While these engines are not currently utilized, the opportunity may exist to leverage them at a later date.

         Supporting Hardware and Software

         All hardware and software related to, and required for operation of, the Trivia Database Technology, Broadcast Director Referee Capability, Channel Server/Line Server, Production Tools, Reporting Tools and BUZZTIME Web Technology.

         I-mercial(TM) Technology

         All software and hardware related to, and required for operation of, I-mercials; namely, I-mercials are live, interactive advertisements displayed on an end-user's equipment.

2.8      COMPLIANCE WITH OTHER INSTRUMENTS

         - Loan and Security Agreement, dated August 6, 1999, by and between NTN and Coast Business Credit - written consent required prior to entering into the Agreement and Related Agreements.

2.9.1    AFFILIATE AGREEMENTS

         - Licensing & Marketing Agreement by and between NTN Communications, Inc. and BUZZTIME, Inc.

         -        Contribution Agreement by and between NTN Communications, Inc.
                  and BUZZTIME, Inc.

         - Administrative Services Agreement by and between NTN Communications, Inc. and BUZZTIME, Inc.

2.9.2    MATERIAL AGREEMENTS

         - Advertising and Promotion Agreement, dated April 18, 2001, by and between WebTV Networks, Inc. and BUZZTIME, Inc.

         - Licensing & Marketing Agreement by and between NTN Communications, Inc. and BUZZTIME, Inc.

         - License Agreement, dated March 23, 1990, by and between NTN Communications, Inc. and NTN Interactive Network, Inc., (formerly NTN Sports, Inc.) -

2.9.3    INDEBTEDNESS

         - Loan & Security Agreement, dated August 6, 1999, by and among Coast Business Credit, NTN Communications, Inc. and BUZZTIME, Inc., as amended September 2, 1999, March 2, 2000 and April 30, 2001.

2.12     EMPLOYEES

         - Letter Agreement, dated December 21, 2000, by and between NTN Communications, Inc. and Mark deGorter.

         - Letter Agreement, dated May 2, 2001, by and between NTN Communications, Inc. and James B. Frakes.

2.14     TITLE TO PROPERTY AND ASSETS

         - The Loan & Security Agreement with Coast Business Credit is secured by substantially all of the assets of NTN and BUZZTIME.

2.16     FULL DISCLOSURE

         - NTN Communication, Inc.'s Confidential Private Placement Memorandum dated October 11, 2000 (as such disclosure may have been updated and superseded by any information contained in the SEC Documents filed with the SEC after October 11, 2000) except with respect to any disclosure describing the specific terms of the offering offered thereby.

         - BUZZTIME Entertainment, Inc.'s Confidential Business Plan Summary dated February 2001 (as such disclosure may have been updated and superseded by any information contained in the SEC Documents filed with the SEC after February 2001).

         - The Question and Answer Memorandum from Buzztime dated February 6, 2001 (as such disclosure may have been updated and superseded by any information contained in the SEC Documents filed with the SEC after January 2001).

         - Buzztime, Inc's Balance Sheet, Income Statement and Statement of Cash Flows (all unaudited) for the fiscal year ending December 31, 2000 and the fiscal quarter ending March 31, 2001.

         - Buzztime, Inc's Income and Cash Flow Forecasts for the period from June 1, 2001 to May 31, 2002.